EXHIBIT 10.1

NOTE PURCHASE AGREEMENT by and between CLEARONE, inc., as Borrower, and First Finance Ltd., as Purchaser Dated as of June 20, 2025

EXHIBITS:

exhibit A              Form of Note

Exhibit B              Form of Certificate of Designation for Class A Preferred Stock

Exhibit C              Form of Certificate of Designation for Class B Preferred Stock

Exhibit D              Form of Opinion of Counsel to Borrower

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of June 20, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is by and between CLEARONE, INC., a Delaware corporation (the “Borrower”) and FIRST FINANCE LTD., a California corporation (the “Purchaser,” and together with the Borrower, the “Parties”).

STATEMENT OF PURPOSE:

WHEREAS, the Borrower wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase, on the terms and subject to the conditions set forth herein, a convertible note to be issued by the Borrower on the Closing Date in an aggregate original principal amount of $3,000,000.00, substantially in the form of Exhibit A hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Note”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINITIONS

1.1        Definitions.   As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Account or Accounts” has the meaning given to that term in the Uniform Commercial Code.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise; provided that in no event shall the Purchaser, or any Affiliates of Purchaser, on the one hand, and the Borrower and any of its Subsidiaries, on the other hand, be deemed to be “Affiliates” of one another.

“Agreement” has the meaning given to that term in the introductory paragraph.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Authority, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Rate” means ten percent (10%) per annum.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Board” means the board of directors of the Borrower.

“Borrower” has the meaning given to that term in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York or Utah are authorized or required by law or executive order to close.

“Capital Lease” of a Person means any lease of Property by such Person as lessee which would be classified as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

1

“Capital Lease Obligations” of any Person means all obligations (including sales tax obligations) of such Person under Capital Leases.

“Capital Stock” means (a) any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest or other equivalent, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, whether certificated or uncertificated, and however designated), and (b) any option, warrant, security, appreciation right, profits interests or other right (including Indebtedness securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any capital stock, partnership, membership, limited liability company, joint venture or other ownership or equity interest, participation or security described in clause (a) above.

“Casualty Event” means, with respect to any property, any of the following:  (a) any casualty, loss, destruction, damage or taking of such property (or any part thereof), (b) any condemnation, loss of title, seizure, or taking, by exercise of the power of eminent domain or other similar proceeding, of such property (or any part thereof), or confiscation of such property (or any part thereof) or the requisition of the use of such property by any Governmental Authority, or (c) any event that results in the receipt of business interruption insurance.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Charter Documents” means the articles or certificate of incorporation or formation (as applicable), the bylaws or operating or limited liability company agreement (as applicable), and other similar organizational and governing documents of any Person, as amended, restated, supplemented or otherwise modified from time to time.

“Class A Certificate of Designation” means the Certificate of Designation for the Class A Preferred Stock of the Borrower in the form attached as Exhibit B hereto.

“Class B Certificate of Designation” means the Certificate of Designation for the Class B Preferred Stock of the Borrower in the form attached as Exhibit C hereto.

“Closing” has the meaning given to that term in Section 2.2.

“Closing Date” has the meaning given to that term in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Borrower.

“Common Stock Equivalents” means any securities of the Borrower which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Contractual Obligations” means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person’s property is bound.

“Conversion Date” means the first Business Day following the date that the Class A Preferred Stock has been issued as a dividend to holders of Common Stock and holders of Common Stock Equivalents entitled to any dividends paid in respect of the Common Stock, if any, of the Borrower.

“CWA” has the meaning set forth in the definition of “Environmental Laws.”

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosure Schedules” means the Disclosure Schedules of the Borrower delivered concurrently herewith.

“Disposition” has the meaning given to that term in Section 9.1(i).

2

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, Licenses, concessions, grants, franchises, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water, air or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq. (“CWA”), the Solid Waste Disposal Act (as amended by the Resource Conservation and Recovery Act), 42 U.S.C. § 6901 et seq. (“RCRA”), and CERCLA.

“Equity Line of Credit” means any transaction involving a Contractual Obligation of any Person with a counterparty whereby such Person has an option to Sell its Securities to such counterparty over an agreed period of time and at future determined price or price formula, other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions and other than in connection with fixed-price rights public offerings.

“Event of Default” has the meaning given to that term in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Fiscal Quarter” means a fiscal quarter of the Borrower and its Subsidiaries, ending on March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means a fiscal year of the Borrower and its Subsidiaries, ending on December 31 of each year.

“GAAP” means generally accepted accounting principles in effect within the United States from time to time, consistently applied.  If there are any changes to GAAP during the term of this Agreement, the parties shall continue to determine compliance with the financial covenants, and make all other financial determinations hereunder, without giving effect to any such changes until such time that the parties hereto can agree to amend the financial covenants and other provisions requiring financial determinations hereunder to take into account the effect of such changes to GAAP in a mutually acceptable manner.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any federal, state or local public utility commission, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” means (a) any “hazardous substance”, as defined by CERCLA, (b) any “hazardous waste”, as defined by RCRA, (c) any petroleum product, (d) any “pollutant,” as defined by the CWA, or (e) any contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

“Hedging Agreement” means any rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

“Holder” means each Purchaser, and each Purchaser’s successors, assigns, and other transferees of a Note permitted hereunder.

3

“Indebtedness” means, with respect to any Person, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade and not outstanding more than 90 days past the date of invoice), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by bonds, debentures, notes, acceptances, or other similar instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capital Lease Obligations and obligations created or arising under any conditional sale or other title retention agreement, (h) net obligations under or relating to Hedging Agreements, (i) attributable indebtedness related to Sale and Leaseback Transactions, (j) the aggregate undrawn face amount of all letters of credit issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto, (k) “earnouts” and similar payment obligations of such Person to the extent such obligations become fixed or are considered liabilities under GAAP, (l) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (k), and (m) any other obligation for borrowed money or other financial accommodation which, in accordance with GAAP, would be shown as a liability on the balance sheet of such Person. The amount of Indebtedness under any Hedging Agreement on any date shall be deemed to be the swap termination value thereof as of such date.

“Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases.

“Inventory” means all of the “inventory” (as that term is defined in the UNIFORM COMMERCIAL CODE) of the Borrower, whether now existing or hereafter acquired or created.

“Investment” means any direct or indirect purchase, acquisition or other investment (including, without limitation, any loan or advance or capital contribution) in or to any Person, whether payment therefor is made in cash or Capital Stock or otherwise, and whether such investment is by acquisition of Capital Stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write downs or write offs with respect to such Investment.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Borrower” or any similar phrases means the actual knowledge of any director or executive officer of the Borrower, in the case of any officer, after due and reasonable inquiry of the individuals in the organization of the Borrower involved in, and responsible for, the subject matter area covered by the relevant representation and warranty.

“Licenses” means all licenses, permits, authorizations, determinations, and registrations issued by any Governmental Authority to the Borrower or any Subsidiary in connection with the conduct of its business.

“Lien” means any lien (statutory or otherwise), security interest, mortgage, pledge, hypothecation, deed of trust, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease, or other title retention agreement (and any lease in the nature thereof)) and any agreement to give any of the foregoing.

“Liquidation Preference” means the principal amount of the Note plus any accrued and unpaid interest thereon that is converted to Class B Preferred Stock on the Conversion Date plus any accrued and unpaid dividends in respect of the Class B Preferred Stock.

“Material Adverse Effect” means individually or in the aggregate (a) a material adverse condition, event, occurrence or development related to, or material adverse change or effect on, the assets, business, properties, liabilities, results of operations, cash flows or financial condition of the Borrower and its Subsidiaries (taken as a whole), (b) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower of this Agreement or any other Transaction Document, or (ii) the rights, remedies and benefits (taken as a whole) available to, or conferred upon, the Purchaser under this Agreement or any other Transaction Document, or (c) a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document.

“Note” or “Notes” has the meaning set forth in the recitals contained in the Statement of Purpose section of this Agreement and shall include any Note issued under this Agreement.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Participant Register” has the meaning given to that term in Section 11.3(c).

4

“Permitted Liens” means (a) statutory Liens for current Taxes or assessments, or other similar governmental charges, not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established consistent with past accounting practices, (c) zoning, entitlement and other land use or environmental regulations by any Governmental Authority that have not been violated and that do not materially impair the ability to operate in the ordinary course of business, or (d) Liens that represent purchase money security interests for personal property purchased in the ordinary course of business.

“Person” means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the Nasdaq Capital Market.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Purchaser”  means First Finance Ltd., a California corporation.

“RCRA” has the meaning set forth in the definition of “Environmental Laws.”

“Register” has the meaning given to that term in Section 11.3(b).

“Requirements of Law” means as to any Person, provisions of the Charter Documents of such Person, or any law, treaty, code, rule, regulation, right, privilege, qualification, License or franchise, or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Person or any of such Person’s property or to which such Person or any of such Person’s property is subject or pertaining to any or all of the Transactions or other transactions contemplated or referred to in the Note and this Agreement.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“SEC” means the United States Securities and Exchange Commission or any other governmental authority then having jurisdiction to enforce the Securities Act and/or the Exchange Act, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Solvent” means, with respect to any Person that (a) the fair value of the assets and the property of such Person exceeds the fair value of the aggregate liabilities (including contingent and unliquidated liabilities) of such Person, (b) after giving effect to the transactions contemplated by this Agreement and the Note, such Person will not be left with unreasonably small capital, and (c) after giving effect to the transactions contemplated by this Agreement and the Note, such Person is able to both service and pay its liabilities as they mature.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

5

“Tax” means any present or future United States federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other taxes, levies, assessments, fees or other charges imposed by any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Note, the Class A Certificate of Designation, the Class B Certificate of Designation, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transactions” means the transfer of funds from the Purchaser to the Borrower and the issuance of the Note hereunder on the Closing Date, the issuance of the Class A Preferred Stock, the issuance of the Class B Preferred Stock issued pursuant to the conversion of the Note, the issuance of the shares of Common Stock underlying such Class B Preferred Stock.

“Underlying Common Shares” means the shares of Common Stock issuable upon conversion of the Class B Preferred Stock and any securities issued or issuable in exchange for or in respect of such securities.

“Underlying Preferred Shares” means the shares of Class B Preferred Stock issuable (i) upon conversion of the Note or (ii) in satisfaction of any other obligation or right of the Borrower to issue shares of Class B Preferred Stock pursuant to this Agreement, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

“Warrants” means those 1,058,025 warrants issued by the Borrower that expire on September 16, 2025, those 340,909 warrants issued by the Borrower that expire on December 17, 2026, and those 3,623,189 warrants issued by the Borrower that expire on March 15, 2027.

1.2        Accounting Terms.  All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement. If any changes in accounting principles from those in effect on the date hereof are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree upon the request of the Borrower or the Purchaser to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating financial condition and results of operations of the Borrower and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided that until any such amendments have been agreed upon by the Purchaser, the provisions in this Agreement shall be calculated as if no such changes in accounting principles had occurred.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower at “fair value.”  Notwithstanding any accounting change after the Closing Date that would require lease obligations that would be treated as operating leases as of the Closing Date to be classified and accounted for as capital leases or otherwise reflected on the Borrower’s and its Subsidiaries’ consolidated balance sheet, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Closing Date.
6

Article 2

PURCHASE AND SALE OF THE NOTE

2.1Purchase and Sale of the Note.  Subject to the terms and conditions herein set forth, on the Closing Date the Borrower will issue and sell to the Purchaser, and the Purchaser will acquire from the Borrower, the Note in the aggregate principal amount of $3,000,000.00, in exchange for the purchase price of $3,000,000.00 in cash or wire transfer of immediately available funds from the Purchaser.

2.2Closing.  The purchase and issuance of the Note shall take place at the closing (the “Closing”) on the date hereof (the “Closing Date”), subject to the satisfaction or waiver of the conditions to closing set forth in Section 4.1.  At the Closing, the Borrower shall deliver the Note to the Purchaser against delivery by the Purchaser of the purchase price for the Note to be purchased by the Purchaser, which is payable by wire transfer of immediately available funds.
Article 3

THE NOTE

3.1Interest and Related Fees.

(a)Interest.  Interest shall accrue and shall be calculated daily on the basis of the actual number of days elapsed and a 360-day year comprising twelve (12) thirty (30) day months on the unpaid principal amount of the Note outstanding from time to time at the Applicable Rate.

(b)Payment of Interest and Related Fees.  Accrued and unpaid interest shall be payable on the earlier of maturity of the Note or the date of conversion of the Note (with respect to the principal amount converted), provided that upon conversion, the accrued and unpaid interest shall also be converted.

3.2Mandatory Conversion of Note.  On the Conversion Date, the unpaid principal balance of the Note plus all unpaid interest accrued on the unpaid principal balance of the Note shall be converted into the Underlying Preferred Shares as set forth in the Note.

Article 4

Closing

4.1Conditions Precedent to the Closing. The obligation of the Purchaser to purchase the Note, and to perform any obligations hereunder shall be subject to the following conditions on or before the Closing Date.
4.2Closing Deliverables

(a)      Deliverables of the Borrower.  At the Closing, the Borrower shall deliver to the Purchaser the following:

(i)Note. The duly executed Note.

(ii)Cancellation of Engagement Letters. Confirmation, in form and substance reasonably satisfactory to the Purchaser, by the Borrower that all outstanding engagement letters with investment banks and/or registered broker-dealers have been terminated such that the Borrower has no further obligations or liabilities thereunder other than a fee payable to RBW Capital Partners LLC that does not exceed $250,000, with a full release of any future obligations.

7

(iii)Certificate. A certificate, dated as of the Closing Date and signed by an officer of the Borrower, certifying (i) that the attached copies of the Charter Documents of Borrower, and resolutions of the Board approving the Note and this Agreement and the Transactions are all true, complete and correct and remain unamended and in full force and effect, and (ii) to the incumbency and specimen signature of each officer of the Borrower executing this Agreement and/or the Note or any other document delivered in connection herewith and therewith on behalf of the Borrower.

(iv)Documents.  True, complete and correct copies of each such other agreements, schedules, exhibits, certificates, documents, financial information and filings as the Purchaser may reasonably request in connection with or relating to the Transactions all in form and substance reasonably satisfactory to the Purchaser, and executed by the Borrower, as applicable.

(v)Consents and Approvals.  All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities, the Principal Trading Market and other Persons in respect of all Requirements of Law and otherwise and with respect to those Contractual Obligations of the Borrower necessary in connection with the execution, delivery or performance by the Borrower, or enforcement against the Borrower, of the Note and this Agreement shall have been made or obtained and be in full force and effect.

(vi)Good Standing Certificates.  The Borrower shall have delivered to the Purchaser as of a date not more than two (2) days before the Closing Date a good standing certificate for the Borrower for its jurisdiction of incorporation.

(vii)Disbursement Schedule. The intended disbursement schedule, included as Schedule 8.5.

(viii)        Opinion of Counsel.  An opinion of counsel to the Borrower in form of Exhibit D attached hereto.

(ix)           Board Consent: Fully executed board consent approving the Transactions;

(b)      Deliverables of the Purchaser.  At the Closing, the Purchaser shall deliver to the Borrower the following:

(i)Note. The duly executed Note.

(ii)Certificate. A certificate, dated as of the Closing Date and signed by an officer of the Purchaser, certifying (i) that the attached copies of the resolutions of the board of directors of the Purchaser approving the Note and this Agreement and the Transactions are all true, complete and correct and remain unamended and in full force and effect, and (ii) to the incumbency and specimen signature of each officer of the Purchaser executing this Agreement and/or the Note or any other document delivered in connection herewith and therewith on behalf of the Purchaser.

Article 5

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Borrower hereby makes the following representations and warranties to the Purchaser:

5.1Existence and Power.  The Borrower: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, and (b) and has all requisite corporate power and authority to carry on its business as now conducted. Neither the Borrower nor any Subsidiary is in violation nor default of any of the provisions of its respective Charter Documents. Each of the Borrower and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and, to, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
8

5.2Authorization; No Contravention.  The execution, delivery and performance by the Borrower of each the Note and this Agreement and the consummation of the Transactions: (a) have been duly authorized by all necessary organizational action and no further action is required by the Borrower, the Board or the Borrower’s stockholders in connection herewith or therewith; (b) do not and will not contravene or violate the terms of the Charter Documents of the Borrower or any of its Subsidiaries or any amendment thereto or any material Requirement of Law applicable to the Borrower or the Borrower’s assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any Contractual Obligation of the Borrower (with or without the giving of notice or the lapse of time or both) other than any right to consent, which consents have been obtained, (ii) create in any other Person a right or claim of termination or amendment of any Contractual Obligation of the Borrower, or (iii) require modification, acceleration or cancellation of any Contractual Obligation of the Borrower; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of the Borrower or any Subsidiary.  Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.
5.3Governmental Authorization; Third Party
Consents
.  Except as set forth on Schedule 5.3, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, the Principal Trading Market or any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of the Note and this Agreement, the other Transaction Documents, or the consummation of the Transactions, other than those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date.
5.4Binding Effect.  The Borrower has duly executed and delivered the Note and this Agreement and such Note and this Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.  Following the filing of the Class A Certificate of Designation and the Class B Certificate of Designation with the Secretary of State of Delaware, the Class A Certificate of Designation and the Class B Certificate of Designation will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.
5.5No Legal Bar.  The Borrower has not previously entered into any agreement which is currently in effect or to which the Borrower is currently bound granting any rights to any Person which conflict with the rights to be granted by the Borrower in the Note and this Agreement.
5.6Litigation.  There are no legal actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Borrower; (b) there is no injunction, writ, temporary restraining order, decree or any order or determination of any nature by any arbitrator, court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Note or this Agreement or which relates to the assets or the business of the Borrower or its Subsidiaries; and (c) there is no litigation, claim, audit, dispute, review, proceeding or investigation currently pending or, to the Knowledge of the Borrower, threatened in writing against the Borrower for any violation or alleged violation of any Requirements of Law, and the Borrower has not received written notice of any threat of any suit, action, claim, dispute, investigation, review or other proceeding pursuant to or involving any Requirements of Law.  Neither the Borrower nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Borrower, there is not pending or contemplated, any investigation by the SEC involving the Borrower or any current or former director or officer of the Borrower. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Borrower or any Subsidiary under the Exchange Act or the Securities Act.
5.7Compliance with Laws.  The Borrower is in compliance with all Requirements of Law, except to the extent such non-compliance could not reasonably be expected to have a Material Adverse Effect.  There are no actual or pending appeals, audits, inquiries, investigations, proceedings or notices of intent to audit or investigate by any Governmental Authority against the Borrower.
5.8No Default or Breach.  No event has occurred and is continuing, or would result from the incurring of obligations by the Borrower under the Note or this Agreement, which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default.  Neither the Borrower nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower or any Subsidiary under), nor has the Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived).
9

5.9         Title to Properties.   The Borrower has good title to, or a valid leasehold interest in, all Property used by it in its business and none of such Property is subject to any Lien, except for Permitted Liens.
5.10       Real Property.  Schedule 5.10 sets forth a correct and complete list of all real property owned or leased by the Borrower.  Each lease relating to such leased real property is in full force and effect and the Borrower enjoys peaceful and undisturbed possession thereunder.  There is no material default on the part of the Borrower or any event or condition which (with notice or lapse of time, or both) would constitute a default on the part of the Borrower under any such lease.  The Borrower has good and marketable title in fee simple to the real property identified on Schedule 5.10 as owned by the Borrower, free and clear of any Liens other than Permitted Liens. There are no actions, suits or proceedings pending or, to the Knowledge of the Borrower, threatened in writing against the owned real property or the leased real property used in connection with the business of the Borrower, at law or in equity, in arbitration or before any Governmental Authority which would in any way affect title to or the right to use such owned real property or leased real property.
5.11         Taxes

(a)Except as set forth on Schedule 5.11(a), the Borrower has timely filed all foreign, United States federal and state income and other Tax Returns that it was required to file, in each case with due regard for any extension of time within which to file such Tax Return.  All such Tax returns were correct and complete in all respects.  All Taxes due and payable by the Borrower have been paid, in each case with due regard for any extension of time within which to file such Tax Return, other than any Taxes the amount or validity of which is being actively contested by the Borrower in good faith and by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.  There are no Liens, other than Permitted Liens, on any of the assets of the Borrower that arose in connection with any failure (or alleged failure) to pay any Tax.  No written claim has been made by a Governmental Authority in a jurisdiction where the Borrower does not file Tax Returns that the Borrower is or may be subject to taxation by that jurisdiction.

(b)Except as set forth on Schedule 5.11(b), there is no action, suit, proceeding, investigation, examination, audit, or claim now pending or threatened in writing by any Governmental Authority regarding any Taxes payable or alleged to be payable by the Borrower. The Borrower has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of such Person and there are no circumstances that would cause the taxable years of the Borrower or its Subsidiaries not to be subject to the normally applicable statute of limitations.

(c)The Borrower has collected all sales, use, value added and other taxes required to be collected, and have remitted such amounts to the appropriate Governmental Authority or, if applicable, have furnished properly completed exemption certificates for all exempt transactions.

(d)The Borrower has not entered into or participated in (i) a “reportable transaction” within the meaning of Section 6707A of the Code or Treasury Regulation Section 1.6011-4 (and all predecessor regulations) as in effect at the relevant time, or (ii) any act, transaction or arrangement which has been reported, or has been required to be reported, under any similar provision of state, local or non-U.S. law or a transaction similar to any such reportable or notifiable transaction.

5.12        Financial Condition; SEC Filings; Contingent Obligations.

(a)              The Borrower has furnished the Purchaser with true, correct and complete copies of (collectively, the “Financial Statements”): (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2024, 2023 and 2022, and the related audited consolidated statements of operations and comprehensive (loss) income, shareholders’ equity and cash flows for each of the Fiscal Years in the three-year period ended December 31, 2024, together with the notes thereto and the reports thereon as of December 31, 2024, certified by the Borrower’s independent certified public accountants, and (ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries for the Fiscal Quarter ended as of March 31, 2025 and the related unaudited consolidated statements of operations and comprehensive (loss) income and cash flows for such period. The Financial Statements fairly present, in all material respects, the consolidated financial position of the Borrower, as of the respective dates thereof, and the results of operations and cash flows thereof, as of the respective dates or for the respective periods set forth therein, and are in conformity with the past historical practices of the Borrower, with GAAP consistently applied during the periods involved.  Except as set forth on Schedule 5.12, as of the dates of the Financial Statements, the Borrower did not have any known obligation, Indebtedness or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not reflected or reserved against in the balance sheets which are part of the Financial Statements as required by GAAP, except for those incurred in the ordinary course of business and which are fully reflected on the books of account of the Borrower.

10

(b)             Except as set forth on Schedule 5.12, all statements, reports, schedules, forms and other documents (the “SEC Documents”) required to have been filed or furnished by the Borrower with or to the SEC since January 1, 2024 have been so filed or furnished on a timely basis.  As of the time it was filed with or furnished to the SEC as of the date of filing: (i) each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by the filing or furnishing of the applicable amending or superseding SEC Document.  Each of the certifications and statements relating to SEC Documents required by: (1) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (2) Rule 13a-14 or 15d-14 under the Exchange Act; or (3) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) (collectively, the “Certifications”) is accurate and complete, and complied as to form and content with all Applicable Laws in effect at the time such Certification was filed with or furnished to the SEC.

5.13        Absence of Certain Changes or Events.  Since March 31, 2025, (i) there has been no development, event, circumstance, or change which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Borrower has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Borrower stock option plans. To the Knowledge of the Borrower, there exists no present condition or state of facts or circumstances that could reasonably be expected to have a Material Adverse Effect or prevent the Borrower or any of its Subsidiaries from conducting its business after the consummation of the Transactions, in substantially the same manner in which such business has heretofore been conducted.  The Borrower does not have pending before the SEC any request for confidential treatment of information. Except for the Transactions, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Borrower or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed.
5.14        Environmental Matters.

(a)The Borrower is and has been in compliance in all material respects with all applicable Environmental Laws relating to its Property, assets and operations.

(b)To the Knowledge of the Borrower, none of the Property, assets or operations of (or used by) the Borrower is the subject of any federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a Release (as defined under CERCLA) or threatened Release of any Hazardous Materials into the environment or (ii) any Release or threatened Release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

(c)The Borrower has not received any written notice or claim, nor to the Knowledge of the Borrower are there any pending, threatened in writing, or anticipated lawsuits or proceedings against it, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any Release or threatened Release of any Hazardous Materials into the environment.

(d)To the Knowledge of the Borrower, the Borrower has no present or contingent liability in connection with the presence either on or off the Property or assets of, or used by, the Borrower of any Hazardous Materials in the environment or any Release or threatened Release of any Hazardous Materials into the environment.

11

5.15        Investment
Company/Government Regulations
.  The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.
5.16         Subsidiaries.   Except as set forth in Schedule 5.16, the Borrower does not (a) have any Subsidiaries or (b) own of record or beneficially, directly or indirectly, any (i) Capital Stock issued by any other Person or (ii) equity, voting or participating interest in any joint venture or other enterprise.  The Borrower owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
5.17        Capitalization
.   As of the Closing Date, after giving effect to the transactions contemplated hereby and in the Note, the capitalization of the Borrower (including the maximum amount of diluted shares) is as set forth on Schedule 5.17.  Schedule 5.17 lists all warrants, options, and other securities convertible or exercisable into shares of Capital Stock of the Borrower and lists the exercise or strike price applicable to such warrant, option or security.  All of the issued and outstanding Capital Stock of the Borrower has been, and Capital Stock of the Borrower issuable upon the exercise of outstanding securities when issued will be, duly authorized and validly issued and are fully paid and nonassessable.  All outstanding Capital Stock of the Borrower’s Subsidiaries are 100% owned by the Borrower or one of its Subsidiaries free and clear of all Liens other than Permitted Liens.  The issuance of the foregoing Capital Stock (including the Note and the Capital Stock issuable upon conversion and exercise thereof) is not and has not been subject to any rights of participation or preemptive rights in favor of any Person other than such rights that have been waived or complied with, and will not result in the issuance of any additional Capital Stock of the Borrower or the triggering of any anti-dilution or similar rights contained in any options warrants, debentures or other securities or agreements of the Borrower or any of its Subsidiaries. On the Closing Date, except as set forth on Schedule 5.17, there are no outstanding securities convertible into or exchangeable for Capital Stock of the Borrower or any of its Subsidiaries or options, warrants or other rights to purchase or subscribe for Capital Stock of the Borrower or any of its Subsidiaries, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Borrower or any of its Subsidiaries is a party relating to the issuance of any Capital Stock of the Borrower or any of its Subsidiaries, or any such convertible or exchangeable securities or any such options, warrants or rights. On the Closing Date, except as set forth on Schedule 5.17, neither the Borrower nor any of its Subsidiaries has any obligation, whether mandatory or at the option of any other Person, at any time to redeem or repurchase any Capital Stock of the Borrower or any of its Subsidiaries, pursuant to the terms of their respective Charter Documents or otherwise. On the Closing Date, except as set forth on Schedule 5.17, neither the Borrower nor any of its Subsidiaries maintains nor has any obligations under any stock option plan or other equity compensation related plans or agreements.  No issued and outstanding shares of the Borrower’s Capital Stock are subject to a right of first refusal or condition of forfeiture in favor of the Borrower, and no shares of the Capital Stock of the Borrower are subject to vesting restrictions.  Since January 1, 2023, except for the cash dividends paid by Borrower to holders of its Common Stock on May 31, 2023 and April 10, 2024, the Borrower has not declared or paid, or become responsible to declare or pay, and the Borrower is not responsible for or has any obligation to declare or pay, a dividend or other distribution on its securities or otherwise combined, split, recapitalized or taken similar actions with respect to its outstanding Capital Stock. There are no voting trusts, proxies or other contracts or understandings to which the Borrower is a party or is bound with respect to the voting of any shares of the Borrower’s Capital Stock, the acquisition (including rights of co-sale, first refusal, antidilution or pre-emptive rights), disposition, registration of securities of the Borrower, or other rights of securityholders, or obligations of the Borrower, with respect to the securities of the Borrower, other than registration rights under warrants set forth on Schedule 5.17. All securities of the Borrower and its Subsidiaries (including all shares of the Borrower’s Capital Stock, securities, options and warrants to purchase shares of the Borrower’s Capital Stock (both outstanding as well as those that are no longer outstanding)), have been and were issued and granted pursuant to an exception from the Securities Act and otherwise in compliance, in all material respects, with all securities and other Applicable Laws, in compliance with the fiduciary obligations of the Board, and in compliance with all requirements of applicable contracts affecting, applicable to or relating to, such issuances.
5.18        Solvency.  Borrower and its Subsidiaries, on a consolidated basis, will be Solvent, after taking into account the Transactions.
5.19        Licenses
and Approvals
.   The Borrower holds all material Licenses that are required by any Governmental Authority to permit it to conduct and operate the Borrower’s business as now conducted, and all such Licenses are valid and in full force and effect and will remain in full force and effect upon consummation of the transactions contemplated by this Agreement or any other Transaction Document.  The Borrower is in compliance in all material respects with all such Licenses.  The Borrower is not a party to and, to the Knowledge of the Borrower, there is not, any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority or any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of such material Licenses of the Borrower or give rise to any order of forfeiture.  There is no pending threat of cancellation, loss, termination, modification, or nonrenewal of any such Licenses of the Borrower.  The Borrower has no reason to believe that such Licenses will not be renewed in the ordinary course.  The Borrower has filed in a timely manner all material reports, applications, documents, instruments, and information required to be filed pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its Licenses.
12

5.20        Change of Control and Similar Payments.   Except as disclosed on Schedule 5.20, neither the execution, delivery and performance by the Borrower of this Agreement, nor the execution, delivery and performance by the Borrower of the Note, nor the consummation of the transactions contemplated hereby shall require any payment by the Borrower, in cash or kind, under any other agreement, plan, policy, commitment or other arrangement.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of this Agreement or any other Transaction Document or the occurrence of any of the transactions contemplated hereby or thereby.

5.21          OFAC; Anti-Terrorism; Patriot Act.

(a)The Borrower is in compliance, in all material respects, with any applicable Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.  No part of the proceeds of any Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or any other Anti-Terrorism Law.

(b)Neither the Borrower nor any Subsidiary (and, to the Knowledge of the Borrower, no joint venture or Affiliate thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order or Anti-Terrorism Laws, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order or Anti-Terrorism Laws or (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order.

5.22       Internal Controls.   The Borrower maintains a system of internal control over financial reporting.  Such internal controls over financial reporting (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (b) as to Borrower are designed to ensure that all material information concerning Borrower and its Subsidiaries required to be disclosed by Borrower in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports.

5.23Accounts and Notes Receivable; Accounts and Notes Payable.

(a)Except as set forth in Schedule 5.23(a), all the accounts receivable and notes receivable owing to the Borrower or any of its Subsidiaries as of the date hereof constitute valid and enforceable claims (without any previously exercised rights of set off or compromise) arising from bona fide transactions in the ordinary course of business, consistent with past practice, and, to the Knowledge of the Borrower, there are no known or, to the Knowledge of the Borrower, asserted claims, refusals to pay or other rights of set-off against any thereof.

(b)All accounts payable and notes payable by the Borrower or any of its Subsidiaries to third parties as of the date hereof arise from bona fide transactions in the ordinary course of business, consistent with past practice.

5.24Inventory.   All Inventory is (i) of good and merchantable quality (except for obsolete or discontinued items of Inventory which have been adequately reserved for in accordance with GAAP, consistently applied) and (ii) adequate for the conduct of the business of the Borrower in the ordinary course as currently conducted.
5.25Issuance of the Note, the Underlying Preferred Shares and the Underlying Common Shares.  The Note, the Underlying Preferred Shares and the Underlying Common Shares are duly authorized and, when issued in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower.

5.27Labor Relations.  No labor dispute exists or, to the knowledge of the Borrower, is imminent with respect to any of the employees of the Borrower, which could reasonably be expected to result in a Material Adverse Effect. None of the Borrower’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Borrower or such Subsidiary, and neither the Borrower nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Borrower and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Borrower, no executive officer of the Borrower or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Borrower or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Borrower and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

13

5.28Intellectual Property. The Borrower and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Borrower nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.29Insurance.  The Borrower and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $3,000,000. Neither the Borrower nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.30Certain Fees. Except as set forth on Schedule 5.30, no brokerage or finder’s fees or commissions are or will be payable by the Borrower or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

5.31Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article 6, no registration under the Securities Act is required for the offer and sale of the Note, Underlying Preferred Shares or Underlying Common Shares by the Borrower as contemplated hereby. The issuance and sale of the Note, Underlying Preferred Shares and Underlying Common Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

5.32Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Borrower has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Borrower received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Borrower has not, in the 12 months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Borrower is not in compliance with the listing or maintenance requirements of such Principal Trading Market. Except as set forth on Schedule 5.32, the Borrower is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Borrower is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

5.33No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article 6, neither the Borrower, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note, Underlying Preferred Shares and Underlying Common Shares to be integrated with prior offerings by the Borrower for purposes of (i) the Securities Act which would require the registration of the Note, Underlying Preferred Shares or Underlying Common Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of the Principal Trading Market.

5.34No Disqualification Events. None of the Borrower, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Borrower participating in the offering hereunder, any beneficial owner of 20% or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Borrower has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Borrower has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

14

Article 6
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as follows:

6.1Authorization; No Contravention.  The execution, delivery and performance by the Purchaser of this Agreement and the Note and the consummation of the Transactions: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Charter Documents or any amendment thereof, and (c) will not, in any material respect, violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.
6.2Binding Effect.   This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
6.3No Legal Bar.  The execution, delivery, and performance of this Agreement by the Purchaser will not violate in any material respect any Requirement of Law applicable to it in any material respect, assuming the accuracy and correctness of the representations and warranties made by the Borrower to the Purchaser in the Note and this Agreement.
6.4Securities Laws.

(a)The Note and the shares of Capital Stock issuable upon conversion and exercise thereof are being or will be acquired by the Purchaser hereunder for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of state or federal securities laws.

(b)The Purchaser is a sophisticated purchaser with respect to the purchase of the Note and is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)The Purchaser understands that (i) the Note and the shares of Capital Stock issuable upon conversion and exercise thereof constitute “restricted securities” under the Securities Act, (ii) the offer and sale of the Note hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Borrower is relying on the representations made herein by the Purchaser in its determination of whether such specific exemptions are available, and (iii) the Note and the shares of Capital Stock issuable upon conversion and exercise thereof, may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and under applicable “blue sky” laws or in a transaction exempt from such registration.  The Purchaser is prepared and is able to bear the economic risk of an investment in the Note for an indefinite period of time.  The Purchaser understands that any certificate representing the Note and the shares of Capital Stock that are issued to the Purchaser upon conversion or exercise thereof may bear, in the Borrower’s discretion, a restrictive legend substantially similar to the following:

“NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS NOTE.”

15

(d)The Purchaser (i) has been furnished with or has had access to all material books and records of the Borrower and all of its material contracts, agreements and documents and (ii) has had an opportunity to ask questions of, and receive answers from, management and representatives of the Borrower and which representatives have made available to them such information regarding the Borrower and its Subsidiaries and their current respective businesses, operations, assets, finances, financial results, financial condition and prospects in order to make a fully informed decision to purchase and acquire the Note.  The Purchaser has generally such knowledge and experience in business and financial matters, as to enable it to understand and evaluate the risks of an investment in the Note and form an investment decision with respect thereto.  The Purchaser acknowledges that the Borrower has not given the Purchaser any investment advice, credit information or opinion as to whether the purchase of the Note is prudent.

(e)The foregoing, however, does not limit or modify the representations and warranties set forth in Article 5 of this Agreement or in any other Transaction Document or the right of the Purchaser to rely thereon.

Article 7
AFFIRMATIVE COVENANTS of the Purchaser

Until the payment in full in cash of all amounts outstanding under the Note or the Purchaser, or any assignee, no longer holds any Class B Preferred Stock, the Purchaser hereby covenants and agrees with the Borrower as follows:

7.1        Approval of Actions Taken in Connection With This Agreement.  The Purchaser will review and approve in good faith any and all actions by the Borrower contemplated by this Agreement or the Note or otherwise agreed to by the Borrower and the Purchaser, including, without limitation, the following:

(a)             Borrower’s repurchase of the Warrants, which for the avoidance of doubt, Purchaser shall be allowed to participate in the negotiations thereof;

(b)             The issuance of the Class A Preferred Stock;

(c)              The redemption of the Class A Preferred Stock; and

(d)              Any actions necessary for the Borrower to comply with its obligations under this Agreement or the Note.

7.2        Asset Sale.  The Purchaser hereby confirms that the following actions by the Borrower require only the confirmation of the majority of the Board, and agrees not to raise any objections to the following actions being taken solely by a majority of the Board:

(a)             Approval of any Asset Sale; (provided that if the counterparty in any such an Asset Sale is an Affiliate of any member of the Board, only independent directors shall participate in the applicable vote of the Board); and

(b)             Any actions necessary in connection with such Asset Sales, including, without limitation, the formation of any Subsidiaries or the allocation of assets among any Subsidiaries.

16

Article 8
AFFIRMATIVE COVENANTS of the BORROWER

Until the payment in full in cash of all amounts outstanding under the Note or the Purchaser or any assignee no longer holds any Class B Preferred Stock, the Borrower hereby covenants and agrees with the Purchaser as follows:

8.1        Creation of Preferred Stock. The Board has authorized the issuance of blank-check preferred stock of the Borrowers, and will approve and cause to be filed with the Delaware Department of State certificates of designation for class A preferred stock of the Borrower (“Class A Preferred Stock”) and class B preferred stock of the Borrower (“Class B Preferred Stock”), forms of which are attached hereto as Exhibit B and Exhibit C (the “Certificates of Designation”), respectively. Class A Preferred Stock will be issued to holders of record of the outstanding shares of Common Stock and outstanding Common Stock Equivalents entitled to any dividends paid in respect of the Common Stock, if any, not later than the business day prior to the Conversion Date.

Class A Preferred Stock will be redeemable (the “Redemption”) on a pro rata basis for the Net Proceeds within 180 days of the Asset Sale. “Net Proceeds” shall mean 100% of the gross proceeds of the Asset Sales less all transaction expenses, liabilities and obligations relating to the Asset Sale, including but not limited to payments, fees and/or severance packages to or related to bankers, consultants, advisors, employees, executives, leases and other property related obligations. Net Proceeds shall include a further deduction for any obligations, expenses, payables, accrued liabilities of any kind (contractual or otherwise) of the Borrower, or any of its Subsidiaries, which remain as liabilities of the Borrower or any of its Subsidiaries and that are not otherwise sold as part of the Asset Sales, other than payments or expenses required to be paid in conjunction with the reporting obligations and maintenance of the Borrower as a listed reporting issuer. . An “Asset Sale” means the sale of the Borrower’s operating business and/or a substantial portion of its assets, including through a sale of its Intellectual Property and/or Capital Stock of any Subsidiary formed to hold existing assets. For the avoidance of doubt, the Borrower may sell some or all of its assets separately from its sale of other assets, and each such sale shall constitute an “Asset Sale” hereunder. An Asset Sale shall also include any transaction or series of related transactions the primary purpose of which is the disposition of ClearOne Holding, LLC (“ClearOne Holding”) or one of its subsidiaries as described above or their assets.

(a)Except for the Redemption of Class A Preferred Stock upon the completion of the Asset Sales, the Class B Preferred Stock shall be senior to all existing and future classes of preferred stock and to all existing and future Indebtedness of the Borrower. The Class A Preferred Stock shall be senior to all existing and future classes of preferred stock and to all Indebtedness of the Borrower, other than the Class B Preferred Stock. For the avoidance of doubt, 100% of the Net Proceeds of the Asset Sales shall be distributed solely to holders of Class A Preferred Stock on a pro rata basis as consideration for the Redemption.

(b)Except as set forth below, dividends on Class B Preferred Stock will be paid prior to any dividends on any other class of Capital Stock of the Borrower. The Class B Preferred Stock will participate in any dividends paid to all other classes of Capital Stock of the Borrower on a pro rata basis. No dividends will be paid to any other class of Capital Stock of the Borrower without majority approval of the holders of Class B Preferred Stock. For the sake of clarity, (i) any redemption of Class A Preferred Stock, (ii) any distribution or dividend of Class A Preferred Stock to the holders of Common Stock, and (iii) any distribution or dividend with respect to Class A Preferred Stock from the assets of ClearOne Holding or another subsidiary of the Borrower formed to hold existing assets or the proceeds of the liquidation or sale of the equity securities of ClearOne Holding, or such other subsidiary, shall not be considered a dividend or dividends for purposes of this Section 8.1 or Section 9.1(c).

(c)The holders of Common Stock and holders of Common Stock Equivalents entitled to any dividends paid in respect of the Common Stock, if any, as of a date determined by the Borrower on or before July 11, 2025 shall be entitled to receive Class A Preferred Stock, and such distribution or dividend of Class A Preferred Stock shall be made on or before July 18, 2025.

(d)The Class B Preferred Stock will vote together with the Common Stock, and not as a separate class except as specifically provided herein or as otherwise required by law.  Holders of the Class B Preferred Stock will be entitled to one vote for each share of Class B Preferred Stock.

8.2        Board Rights. For so long as the Note remains outstanding, or upon conversion of the Note, for so long as the Underlying Preferred Shares are issued and outstanding and beneficially owned by the Purchaser, the Purchaser shall have the right to nominate two persons to the Board (the “Purchaser Nominees”), at least one of which must be an independent director within the meaning of Rule 10A-3 of the Exchange Act and the Principal Trading Market rules, and the Borrower agrees to appoint the Purchaser Nominees to the Board and to recommend that stockholders of the Borrower vote in favor of the Purchaser Nominees at any annual or special election of stockholders at which directors shall be elected.

8.3         Management Meetings. Upon the request of Purchaser, the Borrower will convene management meetings at least four times per Fiscal Year.

17

8.4The Delivery of Financial and Other Information. The Borrower will maintain a system of accounting established and administered in accordance with GAAP (including reflecting in its financial statements adequate accruals and appropriations to reserves). In addition, the Borrower shall deliver or cause to be delivered to the Purchaser the following:

(a)Within ninety (90) days after the close of each Fiscal Year, an audit report certified by an independent registered public accounting firm or such other independent certified public accountants that are registered and qualified with the Public Company Accounting Oversight Board and selected by the Borrower, prepared in accordance with GAAP, and the related consolidated and consolidating statements of operations, changes in shareholders’ equity and cash flows for such Fiscal Year, all such financial statements to be prepared in accordance with GAAP and accompanied by (i) any management letter prepared by said accountants, and (ii) a management summary, discussion, and analysis prepared by an authorized officer of the Borrower setting forth in narrative form all significant operational and financial events and activities affecting the Borrower and its Subsidiaries during such Fiscal Year; provided that if a management summary, discussion and analysis is included in any Annual Report on Form 10-K, such management summary, discussion and analysis included therein shall suffice for purposes of this Section 8.4(a).

(b)Within forty-five (45) days after the close of each Fiscal Quarter an unaudited consolidated and consolidating balance sheet of the Borrower as of the end of such Fiscal Quarter and the related consolidated and consolidating statements of operations, changes in shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, prepared in accordance with GAAP and setting forth in each case in comparative form, the figures for (i) the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year (as applicable), and (ii) the immediately preceding Fiscal Quarter.

(c)Within thirty days (30) prior to the end of each Fiscal Year, a comprehensive operating budget forecasting the Borrower’s revenues, expenses and cash position on a month to month basis for the upcoming Fiscal Year.

(d)Within five (5) business days following the end of each Fiscal Quarter, an up-to-date capitalization table of the Borrower.

(e)Promptly after filing, copies of the annual federal and state income Tax Returns (and any Tax Returns for the purposes of any foreign Taxes on income, profits or gains, or losses) of the Borrower for the immediately preceding year.

8.5Use of Note Proceeds.

(a)The Borrower shall deposit the proceeds of the sale of the Note hereunder (the “Note Proceeds”) into a segregated bank account (i) that is separate from the Borrower’s regular operating account, and (ii) to which the Purchaser has viewing access.

(b)The Note Proceeds shall only be used in accordance with the disbursement schedule set forth on Schedule 8.5 attached hereto (the “Disbursement Schedule”). The Borrower shall provide written notice to the Purchaser prior to any use or disbursement of the Note Proceeds in accordance with the Disbursement Schedule. Any use of the Note Proceeds that is not in accordance with the Disbursement Schedule must be approved in advance by the Purchaser in writing.

8.6Access to Facilities. The Purchaser will have access to the facilities and personnel of the Borrower during normal business hours and with at least forty-eight (48) hours advance notice.

8.7Warrant Exchange. The Borrower agrees to use its reasonable best efforts to repurchase the Warrants, solely using funds from the Note Proceeds, and will negotiate with any holders of such Warrants accordingly, with such repurchase to be consummated as soon as practicable following the Closing.

18

8.8Right of First Refusal. Before issuance by the Borrower of Common Stock, any other Capital Stock or Common Stock Equivalents or other Indebtedness or other equity or debt or hybrid securities including any preferred Capital Stock, Equity Line of Credit and convertible Indebtedness, whether for cash consideration or a combination of units thereof, (the “New Securities”) in exchange for capital contributions (a “Proposed Issuance”), the Borrower will first offer such New Securities to the Purchaser, by providing the Purchaser with a written notice, describing the price and the general terms upon which the Borrower proposes to make such Proposed Issuance (the “Issuance Notice”).  The Purchaser shall have fifteen (15) days from the date such notice is provided in accordance with this Section 8.8 to agree, by giving written notice to the Borrower, to purchase all, but not less than all, of such New Securities for the price and upon the terms applicable to the Proposed Issuance.  If the Purchaser fails to deliver such notice within such fifteen (15) day period, it shall be deemed not to have exercised its participation right under this Section 8.8 with respect to such Proposed Issuance and the Borrower may, during the one (1) month period following the expiration of such fifteen (15) day period, offer the Proposed Issuance to other Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in, the Issuance Notice.  For the avoidance of doubt, the issuance of the Class A Preferred Stock and the Class B Preferred Stock as contemplated by the Transaction Documents, on the Conversion Date shall not be deemed to be a Proposed Issuance.

8.9No Other Offerings. For as long as any Note or Class B Preferred Stock remains outstanding, except with the consent of the Purchasers, the Borrower shall not, without the consent of the Purchaser, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, Sale, grant of any option or right to purchase or other disposition of) any Indebtedness, equity-linked lined of credit, factoring or other financing arrangement or Security (including any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), or otherwise amend, modify, waive or alter any terms of conditions of any Security outstanding as of the date hereof to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith. Notwithstanding the foregoing, this Section 8.9 shall not restrict, or otherwise apply with respect to, any transactions relating to any Asset Sale or any Redemption.

8.10Additional Financing: After the Closing, the Purchaser may, at its sole discretion, purchase up to that number of additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares or the Common Stock) of Class B Preferred Stock for an aggregate purchase price of incremental amounts up to an aggregate total of $2,000,000 on the same terms as agreed upon in this Transaction (the “Subsequent Purchase”).  For the avoidance of doubt, the number of Class B Preferred Stock issuable in any Subsequent Purchase shall equal the aggregate purchase price divided by 1,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares or the Common Stock). Notwithstanding the foregoing, to the extent that any incremental amount of the Subsequent Purchase constitutes a change of control, or otherwise requires the approval of the holders of Common Stock, under the rules of the Principal Trading Market, the Subsequent Purchase shall also require the approval of the Board and the holders of Common Stock. The Borrower acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Borrower in obtaining any financing, investment or other assistance, other than the purchase of the Note as set forth herein and subject to the conditions set forth herein. In addition, the Borrower acknowledges and agrees that (i) no statements, whether written or oral, made by the Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Borrower in obtaining any financing or investment, (ii) the Borrower shall not rely on any such statement by the Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Borrower in obtaining any financing or investment may only be created by a written agreement, signed by the Purchaser and the Borrower, setting forth the terms and conditions of such financing or investment and stating that the Parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Borrower, and shall have no obligation to assist or cooperate with the Borrower in obtaining any financing, investment or other assistance.

8.11Taxes and Claims.  The Borrower will:

(a)                Timely file complete and correct United States federal and state income and applicable and material foreign, state and local Tax Returns required by law, in each case with due regard for any extension of time within which to file such Tax Return, and pay when due all Taxes, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP in the Borrower’s most recent audited financial statements, which deferment of payment is permissible so long as no Lien, other than a Permitted Lien has been entered and the Borrower’s and its Subsidiaries’ title to, and its/their right to use, its/their Properties are not materially adversely affected thereby; and

19

(b)                Pay and perform (i) all obligations under this Agreement or any other Transaction Document, and (ii) except where failure to do so would not reasonably be expected to result in a Default hereunder or have a Material Adverse Effect, all other Indebtedness, obligations and liabilities in accordance with customary trade practices; provided that the Borrower may contest any item described in clause (ii) above in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP in Borrower’s most recent audited financial statements.

8.12Insurance.

(a)The Borrower will, and will cause each of its Subsidiaries to, maintain with reputable insurance companies insurance in such amounts and covering such risks as is otherwise consistent with sound business practice, including, without limitation, (i) property and casualty insurance on all of its Property, and (ii) general liability insurance, workers compensation insurance, business interruption insurance, and directors and officers liability insurance.

8.13Compliance with Laws.

(a)                The Borrower will comply with any and all Requirements of Law to which it may be subject including, without limitation, all Environmental Laws, and obtain any and all Licenses necessary to the ownership of its Property or to the conduct of its businesses, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(b)                The Borrower will file or furnish, on a timely basis in accordance with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), all statements (including without limitation, financial statements), reports, schedules, forms and other documents (other than any immaterial Form 3, 4, 5 or 8-K filings or any filings relating solely to benefit plans), required to be filed or furnished with or to the SEC.

8.14Further Assurances.  The Borrower will, and will cause each of its Subsidiaries to, take any action reasonably requested by the Purchaser in order to effectuate the purposes and terms contained in this Agreement or the Note.
8.15Replacement of Note.  Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement in form and substance reasonably satisfactory to the Borrower, or, in the case of any such mutilation, upon surrender and cancellation of the Note, as the case may be, the Borrower will issue a new Note of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.

8.16Form D; Blue Sky Filings. The Borrower agrees to timely file a Form D with respect to the Note, Underlying Preferred Shares and Underlying Common Shares as required under Regulation D promulgated under the Securities Act and to provide a copy thereof, promptly upon request of the Purchaser. The Borrower shall take such action as the Borrower shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Note, Underlying Preferred Shares and Underlying Common Shares for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

20

Article 9

NEGATIVE COVENANTS

Until the payment in full in cash of all amounts outstanding under the Note or the Purchaser or any assignee no longer holds any Class B Preferred Stock, the Borrower hereby covenants and agrees with the Purchaser, as follows:

9.1               Consent of Class B Preferred Stock: Unless the Borrower obtains the prior written consent of the holders of at least 75% of the issued and outstanding Class B Preferred Stock and the Purchaser, the Borrower shall not:

(a)Nature of Business. Fundamentally change the nature of its business as it is presently conducted.

(b)Redemption or Repurchase of Capital Stock. Repurchase or redeem any Capital Stock of the Borrower, other than the redemption of Class A Preferred Stock upon completion of an Asset Sale.

(c)Dividends. Declare or make any dividends to holders of Capital Stock of the Borrower, other than dividends to the holders of Class A Preferred Stock in connection with an Asset Sale.

(d)Indebtedness. Create, assume or issue any Indebtedness, except for Indebtedness incurred in connection with ordinary trade payables.

(e)Amendments to Charter Documents. Amend the Borrower’s Charter Documents in a materially adverse manner to the rights of the holders of the Class B Preferred Stock.

(f)New Securities. Create, authorize, issue, or reclassify (i) any Capital Stock of the Borrower that is senior to or pari passu with the Class B Preferred Stock, or (ii) any new class or series of Capital Stock or any other security convertible into or exercisable for any equity security (by reclassification, amendment or alteration of any existing security, or otherwise), having rights, preferences or privileges senior to the Class B Preferred Stock.

(g)Size of the Board. Increase or decrease the size of the Board.

(h)Registration. (i) Enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock of the Borrower or Common Stock Equivalents, or (ii) file any registration statement or amendment or supplement thereto.

(i)Sale. Sell, assign, License, lease, convey, exchange, transfer or otherwise dispose of its Property (each, a “Disposition”), except for:

(i)Any Asset Sale, the proceeds of which are distributed as part of the redemption of the Class A Preferred Stock;

(ii)Transactions in the ordinary course of business;

(iii)Dispositions, settlements and write-offs of accounts receivable in the ordinary course of business;

(iv)Dispositions of Property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property and, in each case, so long as the Purchaser has a Lien with respect to such replacement property with the same priority as the Lien of Purchaser with respect to the Property disposed of; or

(v)                 Dispositions which constitute, or which are subject to, a Casualty Event.

(j)Transactions with Affiliates. Enter into any material transaction or arrangement (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate, except for (a) transactions permitted by this Agreement, and (b) transactions in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Affiliate’s operating business and upon fair and reasonable terms and that are no less favorable to the Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.

21

Article 10
EVENTS OF DEFAULT
10.1           Events of Default.  An “Event of Default” shall occur hereunder upon:

(a)Failure of the Borrower to pay the Liquidation Preference when due.

(b)Any representation or warranty made or deemed made by or on behalf of the Borrower to the Purchaser in either this Agreement or any other Transaction Document shall be materially false when made.

(c)Failure of the Borrower or any of its Subsidiaries to comply with any term, covenant, or provision contained in Article 8 or Article 9 of this Agreement, and such failure is not cured within thirty (30) days of receipt of written notice from the Purchaser of such failure.

(d)(i) Failure of the Borrower or any of its Subsidiaries to pay when due or within any applicable grace period therefor any payments under any Indebtedness; (ii) the default by the Borrower in the performance (beyond the applicable grace period with respect thereto, if any) of any other term, provision or condition contained in any agreement, contract or instrument under which any such Indebtedness was created or is governed, the effect of which default is to cause, or to permit the holder or holders of such other Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or (iii) any other event shall occur or condition exist, the effect of which event or condition is to cause, or to permit the holder or holders of any Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

(e)Without the application, approval or consent of the Borrower, (i) a receiver, trustee, examiner, liquidator, administrator, or similar official shall be appointed for the Borrower or (ii) any proceeding seeking an order for relief under any federal, state or foreign bankruptcy, insolvency, receivership, administration, liquidation or similar law as now or hereafter in effect seeking to adjudicate the Borrower a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any such law relating to bankruptcy, insolvency or reorganization or relief of debtors is instituted against the Borrower, and, in each case, such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

(f)The Note or this Agreement, at any time after the Closing Date, and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect.

(g)Failure of the Borrower to file the Class A Certificate of Designation and Class B Certificate of Designation within four (4) Business Days after the date of this Agreement.

(h)Failure of Borrower to issue the Underlying Preferred Shares or Underlying Common Shares in accordance with the terms of the Note and Class B Certificate of Designation, as applicable.

10.2           Recourse.  If an Event of Default occurs and continues for at least thirty (30) days following receipt of written notice from the Purchaser of such Event of Default, then, at the Purchaser’s election (by delivery of written notice of such election), Purchaser may: (i) declare that the outstanding principal of and interest on the Note shall become immediately due and payable (if not already converted into Class B Preferred Stock), without presentment, demand, protest or notice of any kind, all of which are expressly waived, (ii) declare all or any portion of the unpaid Liquidation Preference immediately due and payable, or (iii) replace and/or designate additional members of the Board such that a majority of the Board is appointed by the Purchaser.
22

Article 11
MISCELLANEOUS
11.1Survival of Representations and Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Note and payment therefor, issuance of the Underlying Preferred Shares or termination of this Agreement.
11.2Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, or email (with receipt confirmed), courier service or personal delivery:

(a)if to Purchaser:

First Finance Ltd.

520 Newport Center Drive, Suite 650

Newport Beach, CA 92660

Email: ahromyk@firstfinance.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor

New York, NY 10036
Email: mross@srfc.law

Telephone: (212) 930 9700

Attention: Marc Ross

(b)if to the Borrower or any Subsidiary:

ClearOne, Inc.

5225 Wiley Post Way, Suite 500

Salt Lake City, Utah 84116

Email: Derek.Graham@clearone.com

Telephone: (801) 303-3425

Attention: Derek L. Graham, Chief Executive Officer

With a copy (which shall not constitute notice) to:

Seyfarth Shaw

700 Milam Street, Suite 1400

Houston, TX 77002

Email: mcoffin@seyfarth.com

Telephone: (713) 225-1337

Attention: Mark Coffin

All such notices and communications shall be deemed to have been duly given: if personally delivered, when delivered by hand; if mailed, five (5) Business Days after being deposited in the mail, postage prepaid; if delivered by courier, one (1) Business Day after being deposited with a reputable overnight courier, with charges prepaid; or if emailed, when receipt is acknowledged.

23

11.3Successors and Assigns.

(a)This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Subject to applicable securities laws, the Purchaser may at any time transfer the Note, Class B Preferred Stock or underlying Common Stock held by it in whole or in part and may assign its rights under the Transaction Documents to one or more assignees without requiring the consent of any other Person.  In addition, the Purchaser may, upon notice to the Borrower, sell participations to any Person in all or a portion of the Purchaser’s rights and/or obligations under this Agreement or any other Transaction Document.  Neither the Borrower nor any Subsidiary may assign any of its rights, or delegate any of its obligations, under any Transaction Document without the prior written consent of the Purchaser, and any such purported assignment by the Borrower or any such Subsidiary without the written consent of the Purchaser shall be void and of no effect.  No Person other than the parties hereto and its successors and permitted assigns is intended to be a beneficiary of this Agreement or any other Transaction Document.

(b)The Borrower shall maintain at one of its offices in the United States a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Purchaser, and the commitments of, and principal amounts (and stated interest) of the Note owing to, the Purchaser pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Purchaser shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

(c)The Purchaser, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Note or this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under the Note or this Agreement) to any third party except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

11.4Amendment and Waiver.

(a)No failure or delay on the part of any of the parties hereto in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.  The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b)Any amendment, waiver, supplement or modification of or to any provision of this Agreement or the Note and any consent to any departure by any party from the terms of any provision of this Agreement or the Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Purchaser and (ii) only in the specific instance and for the specific purpose for which made or given.

(c)Except where notice is specifically required by this Agreement, no notice to or demand on the Borrower or any of its Subsidiaries in any case shall entitle the Borrower or any of its Subsidiaries to any other or further notice or demand in similar or other circumstances.

11.5Signatures; Counterparts.  Facsimile and electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
24

11.6Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
11.7GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
11.8JURISDICTION, JURY TRIAL WAIVER, ETC.

(a)                EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR ANY APPELLATE COURT FROM ANY THEREOF, AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY A GENERALLY RECOGNIZED OVERNIGHT COURIER OR REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED.

(b)                TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

11.9Severability.  If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement.  The parties hereto further agree to replace such invalid, illegal, or unenforceable provision of this Agreement with a valid, legal, and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal, or unenforceable provision.
11.10Rules of Construction.  Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.
11.11Entire Agreement.  This Agreement, together with the exhibits and schedules hereto and the Note, is intended by the parties as a final expression of its agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits and schedules hereto, and the Note supersede all prior agreements and understandings between the parties with respect to such subject matter.
25

11.12Indemnification.

(a)In addition to all other sums due hereunder or provided for in this Agreement, the Borrower and Purchaser shall each indemnify and hold harmless the other and each of its respective Affiliates, and each of their respective managers, officers, directors, agents, employees, Subsidiaries, partners, members, attorneys, accountants and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all reasonable and documented out-of-pocket losses, claims, damages, expenses (including, without limitation, fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Borrower (or any of its Subsidiaries) and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities or losses (collectively, “Liabilities”), in each case resulting from or arising out of any breach of any representation or warranty, covenant or agreement of a Party or any of its Subsidiaries in this Agreement or any other Transaction Document, or any legal, administrative or other actions (including, without limitation, actions brought by any holders of equity or Indebtedness of the Borrower or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the Borrower’s or any such Subsidiary’s name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Note or this Agreement, the transactions contemplated thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby, or the gross negligence, or willful misconduct of the Purchaser on the one hand or the Borrower or any of its Affiliates and their respective directors, officers, and employees on the other hand; provided, however, that neither Party shall be liable under this Section 11.12 to an Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct, or gross negligence of an Indemnified Party.  In connection with the obligation of the Parties to indemnify for expenses as set forth above, each Party further agrees, upon presentation of appropriate invoices, to reimburse each Indemnified Party for all such reasonable and documented out-of-pocket expenses (including, without limitation, fees, disbursements and other charges of outside counsel and costs of investigation incurred by an Indemnified Party in connection with any Liabilities) as they are incurred by such Indemnified Party.  The obligations of each Party under this Section 11.12 shall survive the termination of this Agreement.

(b) Each Indemnified Party under this Section 11.12 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the indemnifying Party under this Section 11.12, notify the indemnifying Party in writing of the commencement thereof.  The omission of any Indemnified Party to so notify the other Party of any such action shall not relieve the indemnifying Party from any liability which it may have to such Indemnified Party, except to the extent that such omission impairs the indemnifying Party’s ability to defend the action, claim or other proceeding.  In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the indemnifying Party of the commencement thereof, the indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its judgment; provided that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.  Notwithstanding the foregoing, in any action, claim or proceeding in which the Borrower or Purchaser, on the one hand, and an Indemnified Party, on the other hand, is, or may become, a party, such Indemnified Party shall have the right to employ separate counsel at the other Party’s expense and to control its own defense of such action, claim or proceeding if, in the opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the other Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Borrower agrees that it will not, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened in writing to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Borrower or the Purchaser on the one hand and each other Indemnified Party on the other hand from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

26

11.13No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the Note.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other Transaction Document, this Agreement and the Note shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Document.

11.14Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Borrower will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

11.15Confidential Information.  The Purchaser agrees to maintain the confidentiality of information obtained by it pursuant to the Note and this Agreement, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.14 or (B) available to the Purchaser from a source (other than the Borrower or any of its Subsidiaries) not known by the Purchaser to be subject to disclosure restrictions, (iii) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority or any insurance industry association, (iv) to any other party hereto, (v) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 11.14, (v) in connection with the exercise or enforcement of any right or remedy under the Note or this Agreement or in connection with any litigation or other proceeding to which Purchaser is a party or bound, (ix) to any nationally recognized rating agency that requires access to information about a Purchaser’s investment portfolio in connection with ratings issued with respect to the Purchaser, or (x) to the Purchaser’s independent auditors and other professional advisors as to which such information has been identified as confidential. In the event of any conflict between the terms of this Section 11.14 and those of any other Contractual Obligation entered into with the Borrower or any of its Subsidiaries (whether or not the Note or this Agreement or any other agreement), the terms of this Section 11.14 shall govern.

[Signature Page Follows]

27

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by its respective officers hereunto duly authorized as of the date first written.

BORROWER:

CLEARONE, INC.

By: /s/ Derek L. Graham

Name: Derek L. Graham

Its: Chief Executive Officer

FIRST FINANCE LTD.

By: /s/ Andrew Hromyk

Name: Andrew Hromyk

Its: President

[Signature Page to Note Purchase Agreement]

28

EXHIBIT A

FORM OF NOTE

Intentionally omitted.

29

Exhibit B

Form of Certificate of Designation for Class A Preferred Stock

Intentionally Omitted.

30

Exhibit C

Form of Certificate of Designation for Class B Preferred Stock

Intentionally Omitted.

31

Exhibit D

Form of OPINION OF COUNSEL TO BORROWER

Intentionally Omitted.

32